UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2008, Icagen, Inc. (the “Company”) entered into amendments to its employment agreements, as amended to date (the “Employment Agreements”), with each of P. Kay Wagoner, its President and Chief Executive Officer, Richard D. Katz, its Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer, and Seth V. Hetherington, its Senior Vice President, Clinical and Regulatory Affairs (each, an “Executive”, and together, the “Executives”). These amendments (the “Amendments”) make certain changes to the Employment Agreements, including modifications to the definition of what constitutes “Good Reason” for a voluntary termination of employment by an Executive, for purposes of compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

The Amendments also modify the Employment Agreements to clarify the treatment of equity awards issued to the Executives under the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), under certain circumstances. In the event of a termination of an Executive’s employment by the Company or its successor without “Cause” or by the Executive for “Good Reason” on or prior to the eighteen-month anniversary of a Change of Control Event (as defined in the Plan), the Amendments clarify that the definitions of “Good Reason” and “Cause” in the Employment Agreements will apply in lieu of the definitions of such terms in the Plan.

In addition, the Amendments modify the Employment Agreements by amending the definition of “Severance Benefit” in the Employment Agreements to include, as a component of the Severance Benefit payable to an Executive if he or she is terminated without Cause or leaves the Company for Good Reason (in each case, as such term is defined in the applicable Employment Agreement), an amount equal to 75% of such Executive’s target cash bonus for the year in which the termination of his or her employment occurs (or, if such target cash bonus has not yet been determined as of the date of such Executive’s termination, 75% of his or her target cash bonus for the year immediately preceding the year in which the termination occurs), rather than the average of the cash bonuses awarded to the Executive during the two-year period prior to his or her termination of employment, as the Employment Agreements had previously provided.

The Amendments are attached as Exhibits hereto and are incorporated herein by reference. The foregoing summary of the Amendments is qualified entirely by reference to the full text of the Amendments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Amendment No. 1 to Second Amended and Restated Executive Employment Agreement, dated December 24, 2008, between the Company and P. Kay Wagoner

99.2	Amendment No. 3 to Second Amended and Restated Executive Employment Agreement, dated December 24, 2008, between the Company and Richard D. Katz

99.3	Amendment No. 2 to Amended and Restated Executive Employment Agreement, dated December 24, 2008, between the Company and Seth V. Hetherington

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: December 24, 2008	By:	/s/ P. Kay Wagoner
P. Kay Wagoner, Ph.D. Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment No. 1 to Second Amended and Restated Executive Employment Agreement, dated December 24, 2008, between the Company and P. Kay Wagoner

99.2	Amendment No. 3 to Second Amended and Restated Executive Employment Agreement, dated December 24, 2008, between the Company and Richard D. Katz

99.3	Amendment No. 2 to Amended and Restated Executive Employment Agreement, dated December 24, 2008, between the Company and Seth V. Hetherington